Exhibit 99.01

Contacts:	Investors	Media
	Jessica Kourakos	Holly Anderson
	Intuit Inc.	Intuit Inc.
	(650) 944-5401	(650) 944-3992
	Jessica_Kourakos@intuit.com	Holly_Anderson@intuit.com

Intuit’s First-Quarter Revenue Grows 11 Percent

Company Reaffirms Second-Quarter and Fiscal 2005 Guidance

MOUNTAIN VIEW, Calif. – Nov. 17, 2004 – Intuit Inc. (Nasdaq: INTU) today announced its first-quarter 2005 revenue increased 11 percent over the year-ago quarter to $266.0 million. Strong revenue growth and lower expenses led to a better-than-expected bottom line result. The company’s first quarter ended on Oct. 31, 2004.

     “Intuit delivered solid growth in the first quarter and we believe we’re on track to deliver another year of good revenue and profit growth,” said Steve Bennett, Intuit’s president and chief executive officer. “We’re excited about our future. We’ve made great progress with our ‘Right for Me’ strategy over the last few years. And we continue to solve important customer problems with innovative new products like QuickBooks: Simple Start for new small businesses and SnapTax for taxpayers with simple tax returns.”

First-Quarter 2005 Financial Highlights

•	Intuit posted a GAAP (Generally Accepted Accounting Principle) net loss of $46.1 million, better than a loss of $54.0 million in the first quarter of 2004. This represents a net loss of $0.24 per share versus a net loss of $0.27 in the 2004 first quarter. Intuit typically posts a seasonal loss in its first quarter when it has little revenue from its tax businesses but expenses remain relatively constant.

•	Intuit posted a pro forma net loss of $43.3 million, better than the $47.6 million loss in the first quarter of 2004. The first-quarter pro forma net loss per share was $0.23 versus a net loss of $0.24 in the first quarter of fiscal 2004.

First-Quarter 2005 Business Portfolio and Segment Results

•	Strong growth in Intuit’s QuickBooks-Related and Intuit-Branded Small Business segments drove an 11 percent increase in first-quarter revenue to $266.0 million from $239.3 million in the year-ago quarter.

•	QuickBooks-Related revenue of $145.6 million was up 12 percent over the year-ago quarter.

•	Intuit-Branded Small Business revenue of $66.7 million was up 13 percent over the year-ago quarter.

•	Consumer Tax revenue was $5.0 million, as expected, in a seasonally slow quarter.

•	Professional Tax revenue was $7.4 million, as expected, in a seasonally slow quarter.

•	Other Businesses revenue of $41.2 million was up 8 percent. This segment includes Quicken and Canada.

Forward-Looking Guidance for Fiscal 2005

     Intuit reaffirmed its financial guidance for fiscal 2005, which it provided on Aug. 18, 2004:

•	Revenue of $1.97 billion to $2.02 billion, or year-over-year growth of approximately 6 percent to 9 percent.

•	Pro forma operating income of $535 million to $559 million, or growth of approximately 12 percent to 17 percent over fiscal 2004. On a GAAP basis, operating income is expected to be $503 million to $527 million, or growth of approximately 14 percent to 20 percent over fiscal 2004.

•	Pro forma diluted earnings per share (EPS) of $1.93 to $2.01, or growth of approximately 15 percent to 20 percent over fiscal 2004. On a GAAP basis, diluted EPS is expected to be $1.82 to $1.90, up approximately 15 percent to 20 percent from fiscal 2004.

Forward-Looking Guidance for Second-Quarter 2005

     Intuit reaffirmed its revenue guidance for the second quarter, which ends on Jan. 31, 2005, that it provided on Oct. 7, 2004, and provided operating income and EPS guidance for the first time:

•	Revenue of $625 million to $645 million. Intuit had revenue of $633 million in the second quarter of fiscal 2004.

•	Pro forma operating income of $200 million to $215 million and GAAP operating income of $192 million to $207 million.

•	Pro forma diluted EPS of $0.72 to $0.77 and a GAAP diluted EPS of $0.69 to $0.74.

Forward-Looking Guidance for Third-Quarter 2005

     Intuit reaffirmed its revenue guidance for the third quarter, which ends on April 30, 2005, that it provided on Oct. 7, 2004, and provided EPS guidance for the first time:

•	Revenue of $780 million to $810 million, or year-over-year growth of 10 percent to 14 percent.

•	Pro forma diluted EPS of $1.46 to $1.51 and a GAAP diluted EPS of $1.43 to $1.48.

Forward-Looking Guidance for Fourth-Quarter 2005

     For its fourth quarter, which ends July 31, 2005, Intuit expects:

•	Revenue of $285 million to $305 million, or year-over-year growth of 5 percent to 12 percent.

•	Pro forma EPS loss of $0.04 to $0.08 and a GAAP EPS loss of $0.07 to $0.11.

Conference Call Scripts, Webcast and Conference Call Information

     A live audio webcast of Intuit’s first-quarter conference call is available at http://www.intuit.com/about_intuit/investors/webcast_events.html. The call begins today at 1:30 p.m. (PST). The replay of the audio webcast will remain on Intuit’s Web site for one week after the conference call. Intuit has posted to its Web site this press release, including the attached tables and pro forma to GAAP reconciliations. It will post the conference call script to the Web site shortly after the conference call concludes.

     The conference call number is (866) 244-4515 in the United States and (703) 639-1168 from international locations. No reservation or access code is needed. A replay of the call will be available for one week by calling (888) 266-2081 in the United States and (703) 925-2533 from international locations. The access code is 588189.

Intuit, the Intuit logo, Quicken and QuickBooks, among others, are registered trademarks and/or registered service marks of Intuit Inc. in the United States and other countries.

About pro forma, or non-GAAP, financial measures
Intuit’s management believes that the pro forma financial measures it uses provide meaningful supplemental information regarding Intuit’s core operating results because they exclude amounts that are not necessarily related to Intuit’s core operating results. Intuit’s management refers to these pro forma financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These pro forma financial measures also facilitate management’s internal comparisons to Intuit’s historical operating results. In addition, Intuit has historically reported similar pro forma financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Intuit computes pro forma, or non-GAAP, financial measures using the same consistent method from quarter to quarter and year to year.

Pro forma operating income excludes acquisition-related charges, such as amortization of intangibles and impairment charges, as well as amortization of purchased software and charges for purchased research and development. Pro forma net income and diluted earnings per share exclude discontinued operations, gains and losses on marketable securities and other investments, as well as the tax effects of these transactions. These pro forma financial measures are not prepared in accordance with generally accepted accounting principles and likely are different from non-GAAP or pro forma financial measures used by other companies. The accompanying tables and fact sheet have more details on Intuit’s historical performance and financial projections, the GAAP financial measures that are most directly comparable to Intuit’s pro forma financial measures, and the reconciliation of pro forma financial measures to GAAP.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including forecasts of our expected financial results. Mr. Bennett’s statement regarding our expectations that we are on track to deliver another year of good revenue and profit growth and all of the statements under the headings “Forward-Looking Guidance for Fiscal 2005,” “Forward-Looking Guidance for Second-Quarter Fiscal 2005,” “Forward-Looking Guidance for Third-Quarter Fiscal 2005,” and “Forward-Looking Guidance for Fourth-Quarter Fiscal 2005” are forward-looking statements. A number of risks and uncertainties may cause our actual results to differ materially from our expressed expectations. Some of the important factors that could cause our results to differ include the following: our revenue, profitability and market position can be negatively impacted in an unpredictable manner due to product introductions and price competition from our competitors, including competition from Microsoft in our software businesses and governmental encroachment in our tax businesses; revenue growth for some of our products is slowing and we must successfully introduce new products and services to meet our growth and profitability objectives; our new product offerings may not succeed or they may negatively impact our profitability if customers elect to purchase lower-priced simplified offerings instead of our higher priced offerings; our revenue and earnings are highly seasonal and the timing of our revenue is between quarters is difficult to predict which may cause significant quarterly fluctuations in our financial results; we are implementing new information systems and problems with the design or implementation of these new systems could interfere with our ability to ship and deliver products and gather information to effectively manage our business; litigation involving intellectual property, antitrust, shareholder and other matters may increase our costs; and our failure to maintain reliable and responsive service levels for our offerings could cause us to lose customers and negatively impact our revenues and profitability. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2004 and in subsequent Form 10-Q, and other SEC filings. You can locate these reports through our website at http://www.intuit.com/about_intuit/investors. We do not undertake any duty to update the information in this press release except as otherwise required by law.

Table A1
INTUIT INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	October 31,	October 31,
	2004	2003
Net revenue:
Product	$160,857	$157,869
Service	89,604	66,086
Other	15,529	15,367

Total net revenue	265,990	239,322

Costs and expenses:
Cost of revenue:
Cost of product revenue	30,187	31,862
Cost of service revenue	39,756	34,792
Cost of other revenue	6,529	6,710
Amortization of purchased software [B]	3,354	3,222
Selling and marketing	133,135	131,775
Research and development	75,107	70,634
General and administrative	50,843	43,235
Acquisition-related charges [C]	4,444	5,752

Total costs and expenses	343,355	327,982

Loss from continuing operations	(77,365)	(88,660)
Interest and other income	3,951	7,490
Gains on marketable securities and other investments, net	158	147

Loss from continuing operations before income taxes	(73,256)	(81,023)
Income tax benefit [D]	(30,786)	(27,520)

Net loss from continuing operations	(42,470)	(53,503)
Net loss from discontinued operations, net of income taxes [E]	(3,666)	(462)

Net loss	$(46,136)	$(53,965)

Basic and diluted net loss per share from continuing operations	$(0.22)	$(0.27)
Basic and diluted net loss per share from discontinued operations	(0.02)	—

Basic and diluted net loss per share	$(0.24)	$(0.27)

Shares used in per share amounts	188,346	198,747

See accompanying Notes.

Table A2
INTUIT INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	October 31,	October 31,
	2004	2003
Net revenue:
Product	$160,857	$157,869
Service	89,604	66,086
Other	15,529	15,367

Total net revenue	265,990	239,322

Costs and expenses:
Cost of revenue:
Cost of product revenue	30,187	31,862
Cost of service revenue	39,756	34,792
Cost of other revenue	6,529	6,710
Selling and marketing	133,135	131,775
Research and development	75,107	70,634
General and administrative	50,843	43,235

Total costs and expenses	335,557	319,008

Loss from operations	(69,567)	(79,686)
Interest and other income	3,951	7,490

Loss before income taxes	(65,616)	(72,196)
Income tax benefit	(22,309)	(24,547)

Net loss	$(43,307)	$(47,649)

Basic and diluted net loss per share	$(0.23)	$(0.24)

Shares used in per share amounts	188,346	198,747

The pro forma, or non-GAAP, financial measures above should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). These pro forma financial measures are not prepared in accordance with GAAP and likely are different from pro forma financial measures used by other companies. Intuit’s management believes that these pro forma financial measures provide meaningful supplemental information regarding Intuit’s core operating results because they exclude amounts that are not necessarily related to Intuit’s core operating results. Intuit’s management refers to these pro forma financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These pro forma financial measures also facilitate management’s internal comparisons to Intuit’s historical operating results. In addition, Intuit has historically reported similar pro forma financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Intuit computes pro forma financial measures using the same consistent method from quarter to quarter and year to year. See Table B for reconciliations of these pro forma financial measures to GAAP.

Table B
INTUIT INC.
RECONCILIATION OF PRO FORMA FINANCIAL MEASURES
TO GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS [A]-[E]
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended				Three Months Ended
	October 31, 2004				October 31, 2003
	Pro				Pro
	Forma	Adjmts	[A]	GAAP	Forma	Adjmts	[A]	GAAP
Net revenue:
Product	$160,857	$—		$160,857	$157,869	$—		$157,869
Service	89,604	—		89,604	66,086	—		66,086
Other	15,529	—		15,529	15,367	—		15,367

Total net revenue	265,990	—		265,990	239,322	—		239,322

Costs and expenses:
Cost of revenue:
Cost of product revenue	30,187	—		30,187	31,862	—		31,862
Cost of service revenue	39,756	—		39,756	34,792	—		34,792
Cost of other revenue	6,529	—		6,529	6,710	—		6,710
Amortization of purchased software	—	3,354	[B]	3,354	—	3,222	[B]	3,222
Selling and marketing	133,135	—		133,135	131,775	—		131,775
Research and development	75,107	—		75,107	70,634	—		70,634
General and administrative	50,843	—		50,843	43,235	—		43,235
Acquisition-related charges	—	4,444	[C]	4,444	—	5,752	[C]	5,752

Total costs and expenses	335,557	7,798		343,355	319,008	8,974		327,982

Loss from continuing operations	(69,567)	(7,798)		(77,365)	(79,686)	(8,974)		(88,660)
Interest and other income	3,951	—		3,951	7,490	—		7,490
Gains on marketable securities and other investments, net	—	158		158	—	147		147

Loss from continuing operations before income taxes	(65,616)	(7,640)		(73,256)	(72,196)	(8,827)		(81,023)
Income tax benefit	(22,309)	(8,477)	[D]	(30,786)	(24,547)	(2,973)	[D]	(27,520)

Net loss from continuing operations	(43,307)	837		(42,470)	(47,649)	(5,854)		(53,503)
Net loss from discontinued operations, net of income taxes	—	(3,666)	[E]	(3,666)	—	(462)	[E]	(462)

Net loss	$(43,307)	$(2,829)		$(46,136)	$(47,649)	$(6,316)		$(53,965)

Basic and diluted net loss per share from continuing operations	$(0.23)			$(0.22)	$(0.24)			$(0.27)
Basic and diluted net loss per share from discontinued operations	—			(0.02)	—			—

Basic and diluted net loss per share	$(0.23)			$(0.24)	$(0.24)			$(0.27)

Shares used in per share amounts	188,346			188,346	198,747			198,747

The pro forma, or non-GAAP, financial measures above should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). These pro forma financial measures are not prepared in accordance with GAAP and likely are different from pro forma financial measures used by other companies. Intuit’s management believes that these pro forma financial measures provide meaningful supplemental information regarding Intuit’s core operating results because they exclude amounts that are not necessarily related to Intuit’s core operating results. Intuit’s management refers to these pro forma financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These pro forma financial measures also facilitate management’s internal comparisons to Intuit’s historical operating results. In addition, Intuit has historically reported similar pro forma financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Intuit computes pro forma financial measures using the same consistent method from quarter to quarter and year to year. See Notes [A] through [E] for details.

INTUIT INC.
NOTES TO TABLES A1 and B

[A]	Table B reconciles the differences between the pro forma or non-GAAP financial measures, which are not prepared in accordance with generally accepted accounting principles (“GAAP”), and the GAAP condensed consolidated statements of operations for the three months ended October 31, 2004 and 2003. Pro forma operating income (loss) excludes certain cost and expense line items that are in the GAAP statement of operations. For example, for the line item “acquisition-related charges,” the number in the GAAP column is subtracted out of the pro forma column in calculating pro forma operating income or loss. Eliminating cost or expense items improves pro forma results compared to GAAP results. Pro forma net income (loss) starts with pro forma operating income or loss and then excludes certain non-operating gains and losses that are in the GAAP statement of operations. For example, for the line item “gains on marketable securities and other investments, net” the number in the GAAP column is taken out of the pro forma column in calculating pro forma net income or loss. Eliminating loss line items improves pro forma results compared to GAAP results. Eliminating gain line items decreases pro forma results compared to GAAP results.

[B]	We amortize the value of software and other technology assets that we receive in connection with certain acquisitions over their estimated useful lives.

[C]	Acquisition-related charges include amortization of purchased intangible assets and deferred compensation related to acquisitions as well as impairment charges. For the three months ended October 31, 2004 and 2003, amortization of purchased intangible assets and deferred compensation was $4.4 million and $5.8 million and there were no impairment charges.

[D]	Our GAAP expected effective tax rate of 34% for the twelve months ending July 31, 2005 differs from the federal statutory tax rate of 35% due primarily to the net effect of the benefit received from federal research and development credits, tax exempt interest income and various state tax credits offset by state taxes. This 34% expected effective tax rate was used in our calculation of pro forma results for the three months ended October 31, 2004.

Our GAAP effective tax rate of 42% for the three months ended October 31, 2004 differed from our GAAP expected full year effective tax rate primarily due to the benefits received from tax attributes identified during the quarter and a change in tax law during the quarter and to the impact of recognizing these benefits during a quarter in which we had a net loss. These adjustments are included in our estimate of the GAAP full year effective tax rate of 34%.

Our GAAP effective tax rate of 34% for the three months ended October 31, 2003 differed from the federal statutory rate of 35% primarily due to the net effect of the benefit received from federal research and development credits, tax exempt interest income and various state tax credits offset by state taxes. This 34% effective tax rate was used in our calculation of pro forma results for the three months ended October 31, 2003.

[E]	In August 2004 management formally approved a plan to sell our Intuit Public Sector Solutions business. In accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-lived Assets,” we determined that IPSS became a long-lived asset held for sale and a discontinued operation in the first quarter of fiscal 2005. Consequently, we have segregated the net assets and operating results of IPSS from continuing operations on our balance sheets and statements of operations for all periods presented. Also in accordance with SFAS 144, we discontinued the amortization of IPSS purchased intangible assets and the depreciation of IPSS property and equipment in the first quarter of fiscal 2005. Revenue for IPSS was $2.8 million and $3.2 million for the three months ended October 31, 2004 and 2003. Loss before income taxes for IPSS was $0.5 million and $0.8 million for the same periods. The net loss from discontinued operations for the three months ended October 31, 2004 included a $3.4 million income tax provision for the estimated tax payable in connection with the expected tax gain on the sale of IPSS. We do not expect a gain on the sale of IPSS for financial reporting purposes.

Table C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 31,	July 31,
	2004	2004
ASSETS
Current assets:
Cash and cash equivalents	$52,008	$27,298
Short-term investments	707,645	991,971
Accounts receivable, net	69,122	90,795
Income taxes receivable	17,536	—
Deferred income taxes	20,134	31,353
Prepaid expenses and other current assets	71,600	50,478
Current assets of discontinued operations	977	1,605

Current assets before funds held for payroll customers	939,022	1,193,500
Funds held for payroll customers	333,098	323,041

Total current assets	1,272,120	1,516,541
Property and equipment, net	236,999	232,654
Goodwill, net	659,781	659,137
Purchased intangible assets, net	95,439	104,966
Long-term deferred income taxes	138,967	135,711
Loans to executive officers and other employees	15,739	15,809
Other assets	22,783	17,669
Long-term assets of discontinued operations	13,691	13,691

Total assets	$2,455,519	$2,696,178

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$83,526	$70,124
Accrued compensation and related liabilities	72,800	133,733
Deferred revenue	217,992	219,482
Income taxes payable	—	22,159
Other current liabilities	80,501	83,251
Current liabilities of discontinued operations	4,976	5,575

Current liabilities before payroll customer fund deposits	459,795	534,324
Payroll customer fund deposits	333,098	323,041

Total current liabilities	792,893	857,365
Long-term obligations	16,997	16,394
Stockholders’ equity	1,645,629	1,822,419

Total liabilities and stockholders’ equity	$2,455,519	$2,696,178

Table D1
INTUIT INC.
RECONCILIATION OF GUIDANCE FOR PRO FORMA FINANCIAL MEASURES
TO PROJECTED GAAP REVENUE, OPERATING INCOME, AND EPS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ending January 31, 2005
	Pro Forma				GAAP
	Range of Estimate				Range of Estimate
	From	To	Adjustments		From	To
Revenue	$625,000	$645,000	$—		$625,000	$645,000
Operating income	200,000	215,000	(8,200)	[a]	191,800	206,800
Interest and other income	4,000	5,000	—		4,000	5,000
Diluted earnings per share	$0.72	$0.77	$(0.03)	[b]	$0.69	$0.74
Shares	189,000	192,000	—		189,000	192,000

	Three Months Ending April 30, 2005
	Pro Forma				GAAP
	Range of Estimate				Range of Estimate
	From	To	Adjustments		From	To
Revenue	$780,000	$810,000	$—		$780,000	$810,000
Diluted earnings per share	$1.46	$1.51	$(0.03)	[c]	$1.43	$1.48

	Three Months Ending July 31, 2005
	Pro Forma				GAAP
	Range of Estimate				Range of Estimate
	From	To	Adjustments		From	To
Revenue	$285,000	$305,000	$—		$285,000	$305,000
Diluted loss per share	$(0.08)	$(0.04)	$(0.03)	[d]	$(0.11)	$(0.07)

	Twelve Months Ending July 31, 2005
	Pro Forma				GAAP
	Range of Estimate				Range of Estimate
	From	To	Adjustments		From	To
Revenue	$1,966,000	$2,022,000	$—		$1,966,000	$2,022,000
Operating income	535,000	559,000	(32,400)	[e]	502,600	526,600
Interest and other income	17,000	20,000	—		17,000	20,000
Diluted earnings per share	$1.93	$2.01	$(0.11)	[f]	$1.82	$1.90
Shares	189,000	194,000	—		189,000	194,000

[a]	Reflects estimated adjustments for amortization of purchased software of approximately $3.4 million and amortization of purchased intangible assets of approximately $4.8 million for the three months ending January 31, 2005.

[b]	Net of related income tax expense, the pro forma adjustments in item [a] result in a $0.03 per diluted share adjustment for the three months ending January 31, 2005.

[c]	Reflects estimated adjustments for amortization of purchased software of approximately $3.3 million and amortization of purchased intangible assets of approximately $4.4 million for the three months ending April 30, 2005. Net of related income tax expense, these pro forma adjustments result in a $0.03 per diluted share adjustment for the three months ending April 30, 2005.

[d]	Reflects estimated adjustments for amortization of purchased software of approximately $3.3 million and amortization of purchased intangible assets of approximately $4.3 million for the three months ending July 31, 2005. Net of related income tax expense, these pro forma adjustments result in a $0.03 per diluted share adjustment for the three months ending July 31, 2005.

[e]	Reflects estimated adjustments for amortization of purchased software of approximately $13.6 million and amortization of purchased intangible assets of approximately $18.8 million for the twelve months ending July 31, 2005.

[f]	Net of related income tax expense, the pro forma adjustments in item [e] result in a $0.11 per diluted share adjustment for the twelve months ending July 31, 2005.

The pro forma, or non-GAAP, financial measures above should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). These pro forma financial measures are not prepared in accordance with GAAP and likely are different from pro forma financial measures used by other companies. Intuit’s management believes that these pro forma financial measures provide meaningful supplemental information regarding Intuit’s core operating results because they exclude amounts that are not necessarily related to Intuit’s core operating results. Intuit’s management refers to these pro forma financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These pro forma financial measures also facilitate management’s internal comparisons to Intuit’s historical operating results. In addition, Intuit has historically reported similar pro forma financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Intuit computes pro forma financial measures using the same consistent method from quarter to quarter and year to year.

The reconciliations of the forward-looking pro forma financial measures to GAAP in this Table D1 include all information reasonably available to Intuit at the date of this press release. The adjustments in this table are those that management can predict. Intuit’s pro forma financial measures exclude acquisition-related charges, discontinued operations and gains and losses on marketable securities. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments and sales of marketable securities.

TABLE D2
INTUIT INC.
RECONCILIATION OF SUPPLEMENTAL PRO FORMA FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended January 31, 2004
	Pro
	Forma	Adjustments		GAAP
Revenue	$633,371	$—		$633,371
Operating income	229,150	(9,797)	[a]	219,353
Interest and other income	7,170	—		7,170
Diluted earnings per share	$0.77	$(0.04)	[b]	$0.73
Shares	203,430	—		203,430

	Three Months Ended April 30, 2004
	Pro
	Forma	Adjustments		GAAP
Revenue	$709,838	$—		$709,838
Operating income	357,058	(9,506)	[c]	347,552
Interest and other income	4,767	—		4,767
Diluted earnings per share	$1.20	$0.13	[d]	$1.33
Shares	198,748	—		198,748

	Three Months Ended July 31, 2004
	Pro
	Forma	Adjustments		GAAP
Revenue	$272,329	$—		$272,329
Operating loss	(28,958)	(8,353)	[e]	(37,311)
Interest and other income	11,417	—		11,417
Diluted loss per share	$(0.06)	$(0.16)	[f]	$(0.22)
Shares	190,893	—		190,893

	Twelve Months Ended July 31, 2004
	Pro
	Forma	Adjustments		GAAP
Revenue	$1,854,560	$—		$1,854,560
Operating income	477,564	(36,630)	[g]	440,934
Interest and other income	30,844	—		30,844
Diluted earnings per share	$1.68	$(0.10)	[h]	$1.58
Shares	200,081	—		200,081

[a]	Reflects adjustments for amortization of purchased software of $3.3 million and amortization of purchased intangible assets of $6.5 million for the three months ended January 31, 2004.

[b]	Reflects the adjustments in item [a] and adjustments for net gains on marketable securities of $0.1 million and loss from discontinued operations of $0.5 million. Net of related income tax expense, these pro forma adjustments resulted in a $0.04 per diluted share adjustment for the three months ended January 31, 2004.

[c]	Reflects adjustments for amortization of purchased software of $3.3 million and amortization of purchased intangible assets of $6.2 million for the three months ended April 30, 2004.

[d]	Reflects the adjustments in item [c] and adjustments for net gains on marketable securities of $0.1 million and loss from discontinued operations of $0.3 million. Net of related income tax expense, these pro forma adjustments resulted in a $0.13 per diluted share adjustment for the three months ended April 30, 2004.

[e]	Reflects adjustments for amortization of purchased software of $3.4 million and amortization of purchased intangible assets of $5.0 million for the three months ended July 31, 2004.

[f]	Reflects the adjustments in item [e] and adjustments for net gains on marketable securities of $1.4 million and loss from discontinued operations of $18.7 million. Net of related income tax expense, these pro forma adjustments resulted in a $0.16 per diluted share adjustment for the three months ended July 31, 2004.

[g]	Reflects adjustments for amortization of purchased software of $13.2 million and amortization of purchased intangible assets of $23.4 million for the twelve months ended July 31, 2004.

[h]	Reflects the adjustments in item [g] and adjustments for net gains on marketable securities of $1.7 million and loss from discontinued operations of $19.9 million. Net of related income tax expense, these pro forma adjustments resulted in a $0.10 per diluted share adjustment for the twelve months ended July 31, 2004.

The pro forma, or non-GAAP, financial measures above should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). These pro forma financial measures are not prepared in accordance with GAAP and likely are different from pro forma financial measures used by other companies. Intuit’s management believes that these pro forma financial measures provide meaningful supplemental information regarding Intuit’s core operating results because they exclude amounts that are not necessarily related to Intuit’s core operating results. Intuit’s management refers to these pro forma financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These pro forma financial measures also facilitate management’s internal comparisons to Intuit’s historical operating results. In addition, Intuit has historically reported similar pro forma financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Intuit computes pro forma financial measures using the same consistent method from quarter to quarter and year to year.

Intuit Facts... Q1/FY05 & FY04	Intuit Inc. Investor Relations (650) 944-5401 NASDAQ: INTU

Financial Summary

	ACTUAL	ACTUAL	ACTUAL	ACTUAL	ACTUAL	ACTUAL
(millions)	Q1 FY04	Q2 FY04	Q3 FY04	Q4 FY04	FY04	Q1 FY05
Revenue:
Small Business
QuickBooks Related	$129.9	$201.4	$169.9	$152.7	$653.9	$145.6
% of change YOY	19%	16%	27%	13%	18%	12%
Intuit Branded Small Business	$59.1	$68.4	$65.1	$66.9	$259.6	$66.7
% of change YOY	29%	10%	10%	12%	14%	13%
Tax
Consumer Tax	$5.2	$130.0	$344.7	$10.1	$490.0	$5.0
% of change YOY	–15%	36%	10%	19%	16%	–3%
Professional Tax	$6.9	$156.8	$82.5	$5.7	$251.9	$7.4
% of change YOY	7%	4%	3%	–9%	3%	7%
Other Business	$38.2	$76.8	$47.6	$36.9	$199.5	$41.2
% of change YOY	–9%	4%	6%	16%	4%	8%

Total Revenue	$239.3	$633.4	$709.8	$272.3	$1,854.9	$266.0
% of change YOY	14%	14%	12%	13%	13%	11%
GAAP Operating Income	($88.7)	$219.4	$347.6	($37.3)	$440.9	($77.4)
Pro forma Operating Income[A]	($79.7)	$229.2	$357.1	($29.0)	$477.6	($69.6)
Operating Margin %	NA	36%	50%	NA	26%	NA
Interest and Other Income	$7.5	$7.2	$4.8	$11.4	$30.8	$4.0
GAAP EPS	($0.27)	$0.73	$1.33	($0.22)	$1.58	($0.24)
Pro forma EPS[A]	($0.24)	$0.77	$1.20	($0.06)	$1.68	($0.23)
% of change YOY	NA				20%	NA
Basic Share Count	198.7	197.7	194.5	190.9	195.5	188.3
Fully Diluted Share Count	NA	203.4	198.7	NA	200.1	NA
Pro forma Tax Rate[A]	34%	34%	34%	34%	34%	34%

[A]	These are pro forma, or non-GAAP, financial measures. They exclude acquisition related costs, pre-tax gains and losses related to marketable securities and other investments, and other similar items. See Tables B, D1 and D2 of accompanying press releases for GAAP reconciliations.

Corporate Metrics

	Q1/04	FYE/04	Q1/05
Capital Expenditure	$20.7M	$117.7M	$24.4M
Depreciation	$19.7M	$77.5M	$21.4M
Common Stock Outst.	198.4M	190.1M	187.2M
Full Time Employees	7,080	6,698	7,033

Portfolio and Segment Composition

Small Business

QuickBooks Related
QuickBooks Software
Financial Supplies
QuickBooks do-it-yourself payroll
Point of Sale
QuickBooks Support Programs
Innovative Merchant Solutions

Intuit Branded Small Business
Outsourced Payroll
IT Solutions
Intuit Construction Business Solutions
Intuit Real Estate Solutions (MRI)
Intuit Distribution Management Solutions (Eclipse)

Tax

Consumer Tax (TurboTax)

Professional Tax
ProSeries
Lacerte

Other

Other Business
Quicken
Non-US

Intuit Facts...	Intuit Inc. Investor Relations (650) 944-5401 NASDAQ: INTU

Business Metrics

Units in thousands, except where noted	Q1/FY03	Q2/FY03	Q3/FY03	Q4/FY03	FY03	Q1/FY04	Q2/FY04	Q3/FY04	Q4/FY04	FY04	Q1/FY05
QuickBooks Related
Basic, Pro and Simple Start	195	308	285	217	1,005	163	262	312	205	942	152
Premier units	15	37	35	35	122	26	62	60	44	192	32
Enterprise units	1	1	1	1	4	1	1	1	2	5	2

Total QuickBooks units sold[C]	211	346	321	253	1,131	190	325	373	251	1,139	186
Average Sales Price	$225	$233	$236	$246	$235	$265	$268	$254	$276	$265	$287
Sell Thru Channel Mix[D]
% of dollars at retail	63%	54%	55%	47%	54%	59%	49%	48%	53%	51%	62%
QuickBooks Retail Share[B]
Unit share FYTD	76%	80%	82%	82%	82%	78%	82%	83%	83%	83%	82%
Dollar share FYTD	83%	87%	89%	89%	89%	85%	89%	90%	91%	91%	88%
QuickBooks do-it-yourself payroll (customers)	665	681	711	739	739	753	776	806	807	807	816
Intuit Branded Small Business (selected)
Payroll Customers
Premier	26	25	25	24	24	24	23	22	21	21	20
Branded Outsourced (Assisted & Complete)	36	41	41	43	43	45	48	50	51	51	51

Total Payroll Customers	62	66	66	67	67	69	71	72	72	72	71
Consumer Tax
Federal TurboTax (millions)
Desktop units retail	NM	2.1	2.1	NM	4.2	NM	2.4	2.3	NM	4.7	NM
Desktop units direct	NM	1.0	0.9	NM	1.9	NM	1.2	0.5	NM	1.7	NM
Web units paid	NM	0.3	2.1	0.1	2.4	NM	0.4	2.4	NM	2.8	NM
Web units unpaid	NM	0.1	1.2	NM	1.3	NM	0.1	0.6	NM	0.7	NM

Total TurboTax units[C]	NM	3.5	6.3	0.1	9.8	NM	4.1	5.8	NM	9.9	NM
TurboTax Efile returns (millions)	NM	1.1	11.0	0.2	12.3	NM	1.3	11.6	0.2	13.1	NM
Sell Thru Channel Mix[D]
% of dollars at retail	NM	50%	32%	NM	36%	NM	51%	30%	NM	36%	NM
Federal TurboTax retail share[B]
Unit share FYTD	NM	72%	71%	71%	71%	NM	71%	72%	72%	72%	NM
Dollar share FYTD	NM	80%	79%	79%	79%	NM	81%	82%	82%	82%	NM
Revenue per customer
Professional Tax
Professional Tax units	NM	89	7	NM	96	NM	90	7	NM	97	NM
Efile returns (millions)	0.1	0.5	8.0	0.2	8.8	0.2	0.6	12.7	0.4	13.9	0.7

[B]Source: NPD Group NPD Techworld Monthly Retail Software Report through July 2004 for FY03 and FY04. NPD Group Monthly Retail Software report through the first 3 weeks of October

[C]End-user purchases — or products customers have acquired and/or paid for at both retail and direct.

[D]Estimate based on subset of retailers reporting

NM: Not Meaningful

Intuit Facts... FY05 Financial Outlook[E]	Intuit Inc. Investor Relations (650) 944-5401 NASDAQ: INTU

Guidance

	GUIDANCE	GUIDANCE	GUIDANCE	GUIDANCE	ACTUAL
(millions)	Q2 FY05	Q3 FY05	Q4 FY05	FY05	FY04
Revenue:
Small Business
QuickBooks Related					$653.9
% of change YOY				5%-10%	18%
Intuit Branded Small Bus.					$259.6
% of change YOY				6%-12%	14%
Tax
Consumer Tax					$490.0
% of change YOY				5%-10%	16%
Professional Tax					$251.9
% of change YOY				0%-5%	3%
Other Business					$199.5
% of change YOY				0%-5%	4%

Total Revenue	$625-$645	$780-$810	$285-$305	$1,966-$2,022	$1,854.9
% of change YOY	(1%)-2%	10%-14%	5%-12%	6%-9%	13%
Pro forma Operating Income[A]	$200-$215			$535-$559	$477.6
Operating Margin %				26%-28%	26%
GAAP Operating Income	$192-$207			$503-$527	$440.9
Interest and Other Income	$4-$5			$17-$20	$30.8
Pro forma EPS[A]	$0.72-$0.77	$1.46-$1.51	($0.08)-($0.04)	$1.93-$2.01	$1.68
GAAP EPS	$0.69-$0.74	$1.43-$1.48	($0.11)-($0.07)	$1.82-$1.90	$1.58
Basic Share Count	NA			185-190	195.5
Fully Diluted Share Count	189-192			189-194	200.1
Pro forma Tax Rate[A]	34%	34%	34%	34%	34%

[A]	These are pro forma, or non-GAAP, financial measures. They exclude acquisition related costs, pre-tax gains and losses related to marketable securities and other investments, and other similar items. See Tables B, D1 and D2 of accompanying press releases for GAAP reconciliations.

[E]	All of the numbers provided in the table entitled “Guidance,” other than those under the heading “FY04A” are forward-looking statements. Please see the information under the caption “Cautions About Forward-Looking Statements” in the pages accompanying this fact sheet for important information to assess when evaluating these statements.

Portfolio and Segment Composition

Small Business

QuickBooks Related
QuickBooks Software
Financial Supplies
QuickBooks do-it-yourself payroll
Point of Sale
QuickBooks Support Programs
Innovative Merchant Solutions

Intuit Branded Small Business
Outsourced Payroll
IT Solutions
Intuit Construction Business Solutions
Intuit Real Estate Solutions (MRI)
Intuit Distribution Management Solutions (Eclipse)

Tax

Consumer Tax (TurboTax)

Professional Tax
ProSeries
Lacerte

Other

Other Business
Quicken
Non-US